                                                                     Exhibit 4.2



                               NINTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         THIS NINTH AMENDMENT (this "Amendment") to the Loan and Security Agreement is entered into as of the 31st day of July, 2000, by, between and among Shopsmith, Inc., Shopsmith Woodworking Promotions, Inc., and Shopsmith Woodworking Centers Ltd. Co. (hereinafter collectively the "Companies" and separately a "Company") and The Huntington National Bank (hereinafter the "Bank").

                                    RECITALS:

         A. As of September 1, 1989, the Companies (with the exception of Shopsmith Woodworking Centers Ltd. Co.) and the Bank executed a certain Loan and Security Agreement, that was subsequently amended by a First Amendment to Loan and Security Agreement dated July 11, 1990, a Second Amendment to Loan and Security Agreement dated April 23, 1991, a Third Amendment to Loan and Security Agreement dated as of June 21, 1993, a Fourth Amendment to Loan and Security Agreement dated as of October 5, 1993, a Fifth Amendment to Loan and Security Agreement dated as of July 1, 1995, a Sixth Amendment to Loan and Security Agreement dated as of July 1, 1996, a Seventh Amendment to Loan and Security Agreement dated as of August 28, 1997, and an Eighth Amendment to Loan and Security Agreement dated as of July 31, 1999 (as so amended, hereinafter collectively the "Loan Agreement"), setting forth the terms of certain loans to the Companies; and

         B. As of August 28, 1997, the Companies executed and delivered to the Bank, inter alia, a revolving note in the original principal sum of Five Hundred Thousand Dollars ($500,000.00), that was thereafter replaced by a certain Revolving Note dated as of July 31, 1999, in the original principal sum of Five Hundred Thousand Dollars (hereinafter the "Revolving Note"); and

         C. In connection with the Loan Agreement and the Revolving Note, at various times, the Companies executed and delivered to the Bank certain other loan documents, promissory notes, consents, assignments, security agreements, agreements, instruments and financing statements in connection with the indebtedness referred to in the Loan Agreement (all of the foregoing, together with the Revolving Note and the Loan Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

         D. The Companies have requested that the Bank amend and modify certain terms and covenants in the Loan Agreement, and the Bank is willing to do so upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Companies and the Bank, for themselves and their successors and assigns do hereby agree, recite, represent and warrant as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. Section 4.1, "Interest Rates, Fees, Terms and Costs," of the Loan Agreement is hereby amended to recite in its entirety that:

                  4.1 Interest Rates, Fees, Terms and Costs. The Company agrees to pay the Bank monthly interest on the unpaid balance of the Loan at the rates of interest set forth in the promissory note or notes and/or commercial letter of credit reimbursement agreements evidencing the Loan. The Company further agrees to pay upon issuance of each Letter of Credit an issuance fee equal to one-quarter of one percentage point of the stated amount of such Letter of Credit; provided, however, that each issuance fee shall be not less than

                  $50.00, plus fees for service and handling as established from time to time by the Bank. The Company further agrees to pay to the Bank each month a fee in respect of the Revolving Loan equal to 1/2 of one percent per annum of the difference, if any, between $500,000.00 and the daily principal balance of the Revolving Loan during any full or partial calendar month the Revolving Loan is in effect, payable monthly in arrears, beginning on the first day of September, 2000, and continuing on the first day of each month thereafter (such unused fee shall be calculated for the actual days elapsed on the basis of a 360-day year). The Loan shall be evidenced by (i) promissory notes or by one or more promissory notes subsequently executed in substitution therefor, each in substantially the form set forth in Exhibit A-1 attached to that certain Ninth Amendment to Loan and Security Agreement between the Company and the Bank dated as of July 31, 2000, and (ii) a commercial letter of credit reimbursement agreement substantially in the form of Exhibit A-3 to the Third Amendment to Loan and Security Agreement, or by a commercial letter of credit reimbursement agreement subsequently executed in substitution therefor. Repayment of the Loan shall be made in accordance with the terms of the promissory note or notes and/or commercial letter of credit reimbursement agreements then outstanding pursuant to this Agreement. Each advance request of the Company shall be accompanied by a borrowing certificate or such other documents or communications as may be acceptable to the Bank in its sole and absolute discretion. The Company further agrees to pay analysis fees, audit fees in the amount of $650.00 per day per auditor for each audit (which audits shall be conducted at the discretion of the Bank, but no more frequently than twice a year in the absence of an Event of Default hereunder), plus out-of-pocket expenses, and all costs and expenses incidental to or in connection with the Loan or any service provided by the Bank, the enforcement of the Bank's rights in connection therewith, any amendment or modification of this Agreement or any other loan documents, any litigation, contest, dispute, proceeding or action in any way relating to the Collateral or to this Agreement, whether any of the foregoing are incurred prior to or after maturity, the occurrence of an Event of Default, or the rendering of a judgment. Such costs shall include, but not be limited to, fees and out-of-pocket expenses of the Bank's counsel, recording fees, inspections fees, revenue stamps and note and mortgage taxes.

         3. A new Section 6.10, entitled "Year 2000 Compliance," shall be added to the Loan Agreement and shall recite in its entirety as follows:

                 6.10 Year 2000 Compliance. The Company warrants and represents to the Bank that, on and after the date of a certain Ninth Amendment to Amended and Restated Loan and Security Agreement (the "Ninth Amendment"), so long as any of the indebtedness or obligations referred to herein remain unpaid, the Company is Year 2000 Complaint. "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by any such person, corporation or other entity, the failure of which would have a material adverse effect on such person, corporation or other entity, correctly process, sequence, and calculate, without interruption, all date and date related data for all dates to, through and after January 1, 2000, including leap year calculations, and recognize, store and transmit date data in a format which clearly indicates the correct century. As of the date of the Ninth Amendment, the Company is not aware that any of the




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                  Company's key suppliers or customers has failed to be Year
                  2000 Compliant.

         4. A new Section 7.24, entitled "Year 2000 Issues," shall be added to the Loan Agreement and shall recite in its entirety as follows:

                  7.24 Year 2000 Issues. The Company shall deliver to the Bank, upon the Bank's reasonable request, all information, documentation and materials as the Bank may reasonably request from time to time in order to confirm that the Company is Year 2000 Compliant and the method used by the Company to become Year 2000 Compliant.

         5. Concurrently with the execution of this Amendment, the Companies, jointly and severally, shall pay the Bank a renewal fee in the amount of $500.00.

         6. Concurrently with the execution of this Amendment, the Companies shall execute and deliver to the Bank a promissory note in the form of Exhibit A-1 attached to this Amendment to evidence the Revolving Loan. After receipt of the new promissory note, the Bank will mark the old promissory note being replaced hereby, "Replaced."

         7. Each reference to the Loan Agreement, whether by use of the phrase "Loan and Security Agreement," "Loan Agreement," "Agreement," the prefix "herein" or any other term, and whether contained in the Loan Agreement itself, in this Amendment or any document executed concurrently herewith or in any loan documents executed hereafter, shall be construed as a reference to the Loan Agreement as amended by this Amendment.

         8. Each of the Companies hereby reaffirms each and every warranty and representation made in the Loan Documents as if the same were made as of the date this Amendment becomes effective, except to the extent that such warranties and representations relate to an earlier date.

         9. Except as modified herein, the Loan Agreement, Loan Documents and all other agreements as to payment, guarantee of payment or security executed in connection therewith shall remain as written originally and in full force and effect in all respects, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. Any modification or waiver of any of the agreements, covenants, or terms of the Loan Agreement or the Loan Documents shall not be construed as the Bank's agreement or intention to agree to any further modifications or waivers.

         10. Each of the Companies agrees to perform and observe all of the covenants, agreements, stipulations, and conditions to be performed under the Loan Agreement, Loan Documents, and all other related agreements, as amended hereby.

         11. Each of the Companies represents and warrants that no "Event of Default," as defined in the Loan Agreement, has occurred and is continuing, nor will any occur immediately after the execution and delivery of this Amendment by the performance or observance of any provision hereof.

         12. Each of the Companies hereby represents and warrants to the Bank that as to such Company (a) such Company has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of such Company has been duly authorized to execute and deliver the same and bind such Company with respect to the provisions provided for herein; (c) the execution and delivery hereof by such Company and the performance and observance by such Company of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of such Company or any law applicable to such Company or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against such Company; and (d) this Amendment constitutes a valid and legally binding obligation upon such Company in every respect.



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

         13. THIS AMENDMENT shall become effective only upon its execution by all parties hereto.

         14. The capitalized terms herein shall have the same meanings as the capitalized terms in the Loan Agreement as amended hereby.

         IN WITNESS WHEREOF, the Companies and the Bank have hereunto set their hands at Columbus, Ohio, as of the date first set forth above.

                                          COMPANIES:

                                          SHOPSMITH, INC.

                                          By: /s/ John R. Folkerth
                                              ------------------------------
                                          Its: Chairman
                                              ------------------------------


                                          SHOPSMITH WOODWORKING PROMOTIONS, INC.

                                          By: /s/ John R. Folkerth
                                              ------------------------------
                                          Its: President
                                              ------------------------------


                                          SHOPSMITH WOODWORKING CENTERS LTD. CO.

                                          By: /s/ John R. Folkerth
                                              ------------------------------
                                          Its: President
                                              ------------------------------


                                          BANK:

                                          THE HUNTINGTON NATIONAL BANK

                                          By: /s/ John Mills
                                              ------------------------------
                                          Its: Vice President
                                              ------------------------------





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                                   EXHIBIT A-1

                          THE HUNTINGTON NATIONAL BANK
                           Replacement Revolving Note

================================================================================

City Office _________________ Division ______________ Branch _______ [X] Secured

Account No. ______________________ Note No. _____________________ [  ] Unsecured

Account Name  SHOPSMITH, INC., SHOPSMITH WOODWORKING PROMOTIONS, INC.,
              ------------------------------------------------------------------
              SHOPSMITH WOODWORKING CENTERS LTD. CO.
              ------------------------------------------------------------------

[X] Corporations       [ ] Partnership s         [ ] Individuals/Proprietorships

[ ] Other ______________________________________________________________________

================================================================================

$500,000.00                    Columbus, Ohio                As of July 31, 2000


         FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of THE HUNTINGTON NATIONAL BANK (hereinafter called the "Bank," which term shall include any holder hereof) at the Bank's offices located at Columbus, Ohio or such other place as the Bank may designate in writing, the sum of Five Hundred Thousand Dollars ($500,000.00) or so much thereof as shall have been advanced by the Bank at any time and not hereafter repaid pursuant to the terms of the "Loan Agreement" (as defined below), which sum shall hereinafter be referred to as "Principal Sum," together with interest as hereinafter provided and payable as hereinafter provided. The proceeds of the loan evidenced hereby may be advanced, repaid and readvanced in partial amounts during the term of this revolving note (this "Note") and prior to maturity. Each such advance shall be made to the undersigned upon receipt by the Bank of the undersigned's application therefor and disbursement instructions, which shall be in such form as the Bank shall from time to time prescribe. The Bank shall be entitled to rely on any oral or telephonic communication requesting an advance and/or providing disbursement instructions hereunder, which shall be received by it in good faith from anyone reasonably believed by the Bank to be the undersigned, or the undersigned's authorized agent. The undersigned agree that all advances made by the Bank will be evidenced by entries made by the Bank into its electronic data processing system and/or internal memoranda maintained by the Bank. The undersigned further agree that the sum or sums shown on the most recent printout from the Bank's electronic data processing system and/or on such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

         This Note is executed and the advances contemplated hereunder are to be made pursuant to a Loan and Security Agreement between the undersigned and the Bank dated as of September 1, 1989, and all amendments and modifications thereto, including but not limited to a First Amendment to Loan and Security Agreement dated July 11, 1990, a Second Amendment to Loan and Security Agreement dated April 23, 1991, a Third Amendment to Loan and Security Agreement dated June 21, 1993, a Fourth Amendment to Loan and Security Agreement dated October 5, 1994, a Fifth Amendment to Loan and Security Agreement dated as of July 1, 1995, a Sixth Amendment to Loan and Security Agreement dated as of July 1, 1996, a Seventh Amendment to Loan and Security Agreement dated as of August 28, 1997, a certain Eighth Amendment to Loan and Security Agreement dated as of July 31, 1999, and a certain Ninth Amendment to Loan and Security Agreement dated as of July 31, 2000 (collectively the "Loan Agreement"), and all the covenants, representations, agreements, terms, and conditions contained therein, including but not limited to additional conditions of default, are incorporated herein as if fully rewritten.

         This Note is substitute evidence of the obligations most recently evidenced by a certain Revolving Note dated as of July 31, 1999, in the original principal sum of $500,000.00.

INTEREST

         Interest will accrue on the unpaid balance of the Principal Sum until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to one percentage point in excess of the Prime Commercial Rate.

         Upon default, whether by acceleration or otherwise, interest will accrue on the unpaid balance of the Principal Sum and unpaid interest, if any, until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to four and three-quarter percentage points (4 3/4%) in excess of the Prime Commercial Rate.

         All interest shall be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid. There shall be no penalty for prepayment, except that any discounted interest shall only be rebated in the event of prepayment in full, based on the actual number of days elapsed, but no rebate shall be made for any amount less than $1.00.

         As used herein, "Prime Commercial Rate" shall mean the rate established by the Bank from time to time based on its consideration of economic, money market, business and competitive factors. The Prime Commercial Rate is not necessarily the Bank's most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the undersigned immediately with each change in the Prime Commercial Rate.

MANNER OF PAYMENT

         The Principal Sum shall be due and payable on July 31, 2001, and at maturity, whether by demand, acceleration or otherwise. Accrued interest shall be due and payable monthly beginning on August 1, 2000, and continuing on the first day of each month thereafter, and at maturity, whether by acceleration or otherwise.

LATE CHARGE

         Any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment, provided, however, that the Bank provides written notice to the undersigned of such nonpayment.

SECURITY

         This Note is secured by the security interests and assignments granted or referred to in the Loan Agreement.

DEFAULT

         Upon the occurrence of any of the following events:

                  (1) the undersigned fail to make any payment of principal or interest on or before the date such payment is due; or

                  (2) an Event of Default (as defined in the Loan Agreement) shall have occurred;

then the Bank may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable and the Bank shall have all other rights of a secured party or creditor under Ohio law. In the event the Bank shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agree to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law.



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

 GENERAL PROVISIONS

         All of the parties hereto, including the undersigned, and any indorser, surety, or guarantor, hereby jointly and severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, waive the defenses of impairment of collateral for the obligation evidenced hereby, impairment of a person against whom the Bank has any right of recourse, and any defenses of any accommodation maker and consent that, without discharging any of them, the time of payment and any other provision of this promissory note may be extended or modified an unlimited number of times before or after maturity without notice to the undersigned. The undersigned jointly and severally agree that they will pay the obligations evidenced hereby, irrespective of any action or lack of action on Bank's part in connection with the acquisition, perfection, possession, enforcement, disposition, or modification of all the obligations evidenced hereby or any and all security therefor, and no omission or delay on Bank's part in exercising any right against, or taking any action to collect from or pursue Bank's remedies against any party hereto will release, discharge, or modify the duties of the undersigned to make payments hereunder. The undersigned agree that Bank will not be required to pursue or exhaust any of its rights or remedies against the undersigned or any guarantors of the obligations evidenced hereby with respect to the payment of any said obligations, or to pursue, exhaust or preserve any of Bank's rights or remedies with respect to any collateral, security or other guaranties given to secure said obligations.

         The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

         The captions used herein are for references only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

WARRANT OF ATTORNEY

         Each of the undersigned authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against any one or more of the undersigned in favor of the Bank for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. No such judgment or judgments against less than all of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more of the undersigned against whom judgment has not been obtained hereon, this being a joint and several warrant of attorney to confess judgment.


WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.



SHOPSMITH, INC.                          SHOPSMITH WOODWORKING
                                         PROMOTIONS, INC.

By: _____________________________        By: _____________________________

Its:_____________________________        Its:_____________________________




WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.



SHOPSMITH WOODWORKING
   CENTERS LTD. CO.


By: ____________________________

Its:____________________________




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